Exhibit 10.2

THE HOME DEPOT, INC.

NONEMPLOYEE DIRECTOR

DEFERRED SHARE AWARD

(<DATE> award;              shares)

This Deferred Share Award (the “Award”) is made as of the <DAY> day of <MONTH>, <YEAR> by THE HOME DEPOT, INC., a Delaware corporation (the “Company”) to <NONEMPLOYEE DIRECTOR’S NAME> (“Director”).

W I T N E S S E T H:

WHEREAS, the Company has adopted The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the “Plan”) which is administered by the Leadership Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, Director is a member of the Board of Directors (the “Board”) eligible to receive grants of Awards under the Plan; and

WHEREAS, the Board has approved the grant to Director of this award of deferred shares under the terms of the Plan representing Director’s annual stock retainer for service on the Board (the “Award”) and to promote Director’s long-term interests in the success of the Company; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Director, the Company herein sets forth the terms of such award in writing, as follow;

1. Stock Award. The Company hereby grants to Director an award of              shares of the $.05 par value common stock of the Company, subject to the conditions set forth herein. Such shares are hereinafter referred to as the “Deferred Shares.”

2. Delivery of Shares. A stock certificate representing the Deferred Shares shall be transferred to Director on or as soon as practicable after the earlier of (i) the date on which Director ceases to be a member of the Board by reason of his or her death, retirement or disability as defined by Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”); or (ii) the first anniversary of the date on which Director ceases to be a member of the Board for any reason other than death, retirement or disability as defined by Code Section 409A(a)(2)(C) ; or (iii) the date on which the Director ceases to be a member of the Board in connection with a Change in Control of the Company (as defined in Section 7); service terminations within six (6) months before or after the occurrence of a Change in Control shall be deemed to be in connection with a Change in Control. For purposes of this Award, Director shall be considered to have retired if he or she does not seek reelection to the Board due to any Company policy imposing a maximum age for service on the Board or a maximum length of service on the Board.

3. Adjustments for Dividends. Upon the payment of any cash dividend on shares of common stock of the Company before the issuance of a stock certificate representing the Deferred Shares, the number of Deferred Shares shall be increased by the number obtained by dividing (x) the aggregate amount of the dividend that would be payable if each Deferred Share were issued and outstanding and entitled to dividends on the dividend payment date, by (y) the Fair Market Value of the common stock on the dividend payment date. The number of Deferred Shares shall also be entitled to such adjustments as are determined by the Committee under Section 11 of the Plan.

4. Stockholder Rights. Upon the issuance of a stock certificate representing the Deferred Shares, Director shall have all of the rights of a stockholder with respect to the Deferred Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Before the delivery of such stock certificate, Director shall have none of the rights of a stockholder with respect to the Deferred Shares.

5. Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to this Award, and the Committee may round fractions down.

6. Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

7. Change in Control. For purposes of this award, “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (“1934 Act”) as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d) (2) of the 1934 Act), is or becomes the “beneficial owner,” directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the stockholders of the Company approve any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the stockholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 55% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

8. Miscellaneous.

(a) Limitation of Rights. The granting of this Award shall not give Director any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate Director’s services at any time or the right of Director to terminate his or her services at any time.

(b) Rights Unsecured. The rights of Director hereunder shall be that of an unsecured general creditor of the Company, and Director shall not have any security interest in any assets of the Company. Director shall have only the Company’s unfunded, unsecured promise to issue shares of the Company’s common stock in the future pursuant to this Award.

(c) Nontransferability/Nonalienability. No right of Director hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void.

(d) Code Section 409A Compliance. This Award is intended to satisfy the requirements of Code Section 409A and shall be construed accordingly. The Company in its discretion may delay the issuance of Deferred Shares or take any other action it deems necessary to comply with the requirements of Code Section 409A, including amending this Award, without Director’s consent, in any manner it deems necessary to cause the Award to comply with the requirements of Code Section 409A.

(d) Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the date that the Company denies the claim made by Director or any earlier date that the claim otherwise accrues.

(e) Offset. Company may deduct from amounts otherwise payable under this Award all amounts owed by Director to Company and its affiliates to the maximum extent permitted by applicable law.

(f) Controlling Law. This Award shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles) and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

(g) Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(h) Construction. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(i) Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

BOARD OF DIRECTORS OF
THE HOME DEPOT, INC.

By:
Robert L. Nardelli, Chairman

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